SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy  Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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☐	Soliciting Material Pursuant to §240.14a-12

HOME SOLUTIONS OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Home Solutions of America, Inc.
11850 Jones Road
Houston, Texas 77070
(281) 970-9859

April 29, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Home Solutions of America, Inc. to be held at 9:00 a.m. on Tuesday, May 20, 2003, at Home Solutions' corporate headquarters at 11850 Jones Road, Houston, Texas.

At the meeting, you will have the opportunity to learn more about Home Solutions' growth strategy of acquiring specialty residential services companies.  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible.  This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 20, and reporting to you on our progress and plans.

Sincerely,

/s/ R. Andrew White

R. Andrew White
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 20, 2003
9:00 a.m.

Corporate Headquarters of
Home Solutions of America, Inc.
11850 Jones Road
Houston, Texas 77070

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Stockholders of Home Solutions of America, Inc., a Delaware corporation (formerly Nextgen Communications Corporation) (the "Company"), will be held at the time and place noted above.  At the meeting, we will ask you to:

1.   elect four directors, Frank J. Fradella, Mark W. White, Michael S. Chadwick, and Willard W. Kimbrell, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.   amend the Company's 2001 Stock Plan to increase the shares of Common Stock available for grant thereunder from 2,000,000 to 3,000,000 shares;

3.   amend the Company's 1998 Stock Option Plan to increase the shares of Common Stock available for grant thereunder from 1,000,000 to 2,000,000 shares;

4.    ratify the appointment of Corbin & Company, LLP as the Company's independent public accountants for 2003; and

5.    vote on any other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 28, 2003, will be entitled to vote at the meeting or any adjournment of the meeting. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company's principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Your vote is important. To be sure your vote counts and to assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting.

By Order of the Board of Directors

/s/ R. Andrew White

R. Andrew White
Corporate Secretary and
Chief Executive Officer

Houston, Texas
April 29, 2003

I.  INFORMATION ABOUT VOTING

            Solicitation of Proxies.  The Board of Directors (the "Board") of Home Solutions of America, Inc., a Delaware corporation ("Home Solutions" or the "Company"), is soliciting proxies for use at the 2003 Annual Meeting of Stockholders of Home Solutions and any adjournments of that meeting. Home Solutions first sent this proxy statement, the accompanying form of proxy, and the Company's Annual Report on Form 10-KSB to its stockholders on April 29, 2003.

            Agenda Items.  The agenda for the Annual Meeting is to:

            1.         Elect four directors to each serve for a term of one year, or until their successors, if any, are duly elected and qualified;

           2.         Amend the Company's 2001 Stock Plan to increase the shares of Common Stock available for grant thereunder from 2,000,000 to 3,000,000 shares;

            3.         Amend the Company's 1998 Stock Option Plan to increase the shares of Common Stock available for grant thereunder from 1,000,000 to 2,000,000 shares;

            4.          Ratify the appointment of Corbin & Company, LLP as our independent public accountants for 2003; and

            5.          Conduct such other business as may properly come before the meeting or any adjournment thereof.

            Who Can Vote.  The record date (the "Record Date") is the close of business on April 28, 2003.  If you are a holder on the Record Date of Home Solutions' common stock, par value of $0.001 per share ("Common Stock"), you can vote at the Annual Meeting on the election of directors and on the other proposals contained in this Proxy Statement. Holders of Common Stock will have one vote for each share of Common Stock.  As of the close of business on the Record Date, there were 11,078,852 shares of Common Stock outstanding, all of which are entitled to vote.

             How to Vote. You may vote in two ways:

            1.        You can come to the Annual Meeting and cast your vote there.

            2.         You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the manner you indicate.

            Use of Proxies. Unless you tell us on the proxy card to vote differently, we plan to vote all shares represented by the signed and returned proxies FOR the Board nominees named herein and FOR Proposals 2-4. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the shares represented by the proxies in their best judgment.

            Revoking a Proxy. You may revoke your proxy at any time before it is exercised.  You can revoke a proxy by:

            1.         Sending a written notice of revocation to the Corporate Secretary of Home Solutions;

            2.         Delivering a properly executed, later-dated proxy; or

            3.         Attending the Annual Meeting and voting in person.

            The Quorum Requirement. We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.  A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from its customer or does not have the authority to do so.

            Vote Required for Action.  Each of the four directors is elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy at the meeting.  The amendment of the Company's 2001 Stock Plan (Proposal 2) and 1998 Stock Option Plan (Proposal 3), and the ratification of Corbin & Company, LLP as Home Solutions' independent public accountants for 2003 (Proposal 4), each  requires the affirmative vote of a majority of the voting power represented by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on such matters. Abstentions have the effect of a "no" vote on all matters other than the election of directors, with respect to which abstentions will have no effect.  Broker non-votes have the effect of a "no" vote with respect to Proposals 2-4.

            Generally, any other action coming before the Annual Meeting would require the affirmative vote of a majority of the voting power represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting.

II.  PROPOSALS

            1.         ELECTION OF DIRECTORS

            Home Solutions' Board of Directors currently consists of four directors.  The term for Home Solutions' directors is one year, until the next annual meeting of stockholders, or until his or her successor, if any, is duly elected and qualified.  The nominees for director this year are Frank J. Fradella, Mark W. White, Michael S. Chadwick, and Willard W. Kimbrell, each of whom is currently serving as a director of the Company.  Mr. Fradella was reelected to the Board at the 2002 annual stockholders' meeting, and each of Messrs. White, Chadwick and Kimbrell was appointed by the other Board members early in 2003 to fill a newly created Board seat.

            Directors are elected by a plurality of the votes properly cast in person or by proxy.  The four nominees receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below.  Each of the nominees has confirmed that he will be able and willing to continue serving as director.  If any nominee is not available, the shares represented by the proxies may be voted at the Annual Meeting for another person nominated by the then-current Board to fill the vacancy. Information about each of the nominees is set forth below:

            Frank J. Fradella, age 47, serves as the Company's Chairman of the Board, a position he has held since July 2001, and has served as a director since July 2000.  Mr. Fradella also served as the Company's President and Chief Executive officer from July 2000 to March 2003, and during 1997 and 1998.  Mr. Fradella has an extensive background in maintenance, construction, and labor-intensive businesses. He has been Chairman, CEO, and President of two publicly traded companies, and has held executive positions in two others. He has excelled in managing companies whose assets may have been initially under-valued and has performed significant financial turnarounds for these companies. He has also participated in numerous acquisitions that contributed to the companies' financial success.

            Mark W. White, age 63, has served as a director of the Company since January 2003.  Governor White served as the Governor of Texas from 1983-1987, and as the Attorney General of Texas from 1979-1983.  Governor White is an attorney and is the founder of Geovox Security, Inc.  Governor White received a degree in business administration from Baylor University in 1962 and a law degree from Baylor School of Law in 1965.  Governor White is the father of R. Andrew White, the Company's President and Chief Executive Officer.

            Michael S. Chadwick, age 52, has served as a director of the Company since January 2003.  Mr. Chadwick is the Senior Vice President and Managing Director of Sanders Morris Harris, an investment banking firm based in Houston, Texas, and has been active in the commercial banking and investment banking fields since 1975.  Prior to joining SMH in 1994, Mr. Chadwick was President and Principal of Chadwick, Chambers & Associates, Inc., which he co-founded in 1988.  Mr. Chadwick holds an MBA from Southern Methodist University (1975) and a BA in Economics from the University of Texas at Austin (1974).  Mr. Chadwick also attended the Wharton School of Finance at the University of Pennsylvania (1970-1972).

            Willard W. "Kim" Kimbrell, age 61, has served as a director of the Company since April 2003.  Mr. Kimbrell is the founding partner of Third Coast Architects, a residential and commercial architectural firm based in Houston, Texas. In his role as principal of Third Coast Architects, Mr. Kimbrell has developed strong relationships with numerous highly regarded contractors at the state and national level. Mr. Kimbrell's in-depth knowledge of building economics, coupled with his design capabilities, has earned he and his firm the reputation for completing projects on time and within budget as well as the respect and confidence of his clients.  Mr. Kimbrell graduated from the University of Oklahoma with a Bachelor of Architecture degree, and he is a registered architect in over a dozen states and a licensed interior designer in the state of Texas.

            The Board of Directors recommends a vote FOR the election of Frank J. Fradella, Mark W. White, Michael S. Chadwick, and Willard W. Kimbrell as directors of the Company.

            2.         AMENDMENT TO 2001 STOCK PLAN

            The Board has recommended that the stockholders approve an amendment to the Company's 2001 Stock Plan (the "2001 Plan") in order to increase the number of shares of Common Stock that may be granted under the 2001 Plan from 2,000,000 to 3,000,000.  The Company currently has 367,100 shares of Common Stock available for grant under the 2001 Plan, and the Board believes that additional shares will allow the Company to continue using awards of stock options and restricted stock to motivate key employees, directors, and consultants, and align the interests of such persons with the Company's stockholders.

            The Board of Directors recommends a vote FOR the amendment to the Company's 2001 Stock Plan.

            3.         AMENDMENT TO 1998 STOCK OPTION PLAN

           The Board has recommended that the stockholders approve an amendment to the Company's 1998 Stock Option Plan (the "1998 Plan") in order to increase the number of shares of Common Stock that may be granted under the 1998 Plan from 1,000,000 to 2,000,000.  The Company currently has 510,000 shares of Common Stock available for grant under the 1998 Plan, and the Board believes that additional shares will allow the Company to continue using awards of stock options to motivate key employees, directors, and consultants, and align the interests of such persons with the Company's stockholders.

            The Board of Directors recommends a vote FOR the amendment to the Company's 1998 Stock Option Plan.

              4.         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            The Board has recommended that Corbin & Company, LLP ("C&C") continue to serve as Home Solutions' independent public accountants for 2003. C&C served as Home Solutions' independent public accountants for the Company's financial statements for the period ended December 31, 2002.

            C&C Fees. The approximate aggregate fees, including out-of-pocket expenses, billed for professional services rendered by C&C during 2002 were as follows:

Audit Fees(1)	Financial Information System Design and Implementation Fees	All Other Fees

$60,000	$0	$0

____________
(1) For the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002.

            The Board of Directors recommends a vote FOR ratification of the appointment of Corbin & Company, LLP as the Company's independent public accountants for the year 2003.

III.   INFORMATION ABOUT THE COMPANY'S BOARD OF DIRECTORS

            Directors are elected at each annual meeting of stockholders, although vacancies resulting from resignation, removal, death, or an increase in the size of the Board between annual meetings may be filled by the remaining members of the Board.  Directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

            The background of each of the four nominees for director is presented under Section II above.   Frank J. Fradella served as the Company's sole director during 2002, therefore no physical meetings of the Board took place during 2002, but the Board approved of several matters by Mr. Fradella's written consent. The Board of Directors does not have a nominating committee or compensation committee.

            Audit Committee.  In January 2003, upon increasing the size of the Company's Board, the Board formed an audit committee. The Audit Committee oversees Home Solutions' corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Home Solutions' engagement team as required by law; reviews the financial statements to be included in Home Solutions' annual report on Form 10-KSB; and discusses with management and the independent auditors the results of the annual audit and the results of Home Solutions' quarterly financial statements. Two directors comprise the Audit Committee: Messrs. Chadwick (Chairman) and Kimbrell. All members of Home Solutions' Audit Committee are independent (as independence is currently defined under Section 121(B) (b) (ii) of the American Stock Exchange's listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

            Compensation.  The Company does not pay directors' fees to its Board members, but does provide transportation, lodging and reimbursement of all reasonable expenses for attending Board meetings.  Also, directors are eligible for certain awards under the Company's 2001 Stock Plan and 1998 Stock Option Plan, which are granted to directors from time-to-time at the discretion of the Board.  Options to purchase 100,000 shares of the Company's common stock were granted to each of Messrs. White, Chadwick, and Kimbrell upon his appointment to the Board.  Such options vest in one-third increments over a three-year period.

IV.  EXECUTIVE OFFICERS OF THE COMPANY

            Set forth below is certain information relating to the current executive officers of the Company.  Executive officers of the Company are elected to serve until they resign or are removed, or are other disqualified to serve, or until their successors are elected and qualified.

Name	Age	Current Positions with the Company
R. Andrew White...........	30	President, Chief Executive Officer, Chief Financial Officer (interim) and Secretary

            R. Andrew White currently serves as the Company's President, Chief Executive Officer, Chief Financial Officer (interim) and Secretary.  Mr. White served as the Company's Chief Financial Officer and Secretary from February 2002 through March 2003, at which time he was promoted to President and Chief Executive Officer.  Mr. White's background is in investment banking, technology and in consolidation strategies for middle market companies.  Prior to Home Solutions, he was a partner at Weiss & White Capital, a boutique financial advisory firm in Dallas, Texas.  In addition, Mr. White was a vice president for a privately held technology company in Dallas.  Previous to this, he was employed by Credit Suisse First Boston in their investment banking division. Mr. White graduated from the University of Virginia with a Bachelor of Arts degree and expects to receive his Masters of Business Administration degree from the University of Texas at Austin in May 2003.

V.   SECURITY OWNERSHIP OF THE COMPANY

Management Ownership

            The table below shows the beneficial ownership as of April 28, 2003, of Common Stock by each of the directors and executive officers of Home Solutions and all directors and executive officers as a group. In addition to the 11,078,852 shares of Common Stock outstanding on April 28, 2003, this table also gives effect to shares that may be acquired pursuant to options, warrants or convertible stock within 60 days after such date. The principal business address of each person in this table is c/o Home Solutions of America, Inc., 11850 Jones Road, Houston, Texas 77070.

	Number of Shares	Percentage of Class
Executive Officers and Directors	Beneficially Owned	Beneficially Owned
R. Andrew White, CEO.................	206,767(1)	1.8%
Frank J. Fradella, Chairman...........	750,000(2)	6.3%
Mark W. White, Director...............	0(3)	0.0%
Michael S. Chadwick, Director......	0(3)	0.0%
Willard W. Kimbrell, Director.......	0(3)	0.0%
All directors and executive officers
as a group (five persons)...............	956,767(1)(2)	8.0%

______________

(1)	Includes 106,667 shares that Mr. White could acquire through the exercise of certain vested stock options.
(2)	Consists of 750,000 shares that Mr. Fradella could acquire through the exercise of certain fully vested stock options and restricted stock purchase rights.
(3)	Messrs. White, Chadwick and Kimbrell each have been awarded 100,000 stock options. As of this date, none of these options has vested.

Other Security Ownership

            The following is tabulation as of April 28, 2003, of those stockholders of Home Solutions who own beneficially in excess of 5%of Home Solutions' Common Stock:

	Number of Shares	Percentage of Class
Beneficial Owner	Beneficially Owned	Beneficially Owned

Tyrrell L. Garth (1)	1,424,256(2)	12.7%
Barbara Feldman (3)	1,100,000	9.9%

______________

(1)	Mr. Garth's principal business address is c/o Cheyenne Capital, 350 Dowlen Road, Suite 200, Beaumont, Texas 77706.
(2)	This figure includes 100,160 shares that Mr. Garth could acquire within 60 days from April 28, 2003, pursuant to outstanding warrants held by Mr. Garth or his affiliate.
(3)	Ms. Feldman's principal business address is 2081 Magnolia Lane Highland Park, Illinois 60035

VI. EXECUTIVE COMPENSATION

Summary Compensation Table

            The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of Home Solutions to its Chief Executive Officer and certain other most highly paid executive officers for 2002, 2001 and 2000 (excluding executive officers whose salary and bonus did not exceed $100,000):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Number of Securities Underlying Options (#)(1)	All Other Compensation

Frank J. Fradella (2)	2002	$200,000	$5,650	--	$11,000(3)
(Chairman/former CEO)	2001	$270,000	--	500,000	$15,500(3)
	2000	--	--	250,000	--

R. Andrew White (4)	2002	$110,000	$15,850	170,000	--
(Chief Executive Officer)	2001	--	--	--	--
	2000	--	--	--	--

Kathleen L. Harris (5)	2002				$60,000(5)
(former CFO)	2001	$140,000	--	75,000	--
	2000	--	--	--	--

_____________

(1)	For purposes of the tables set forth in this Section VI, restricted stock purchase rights, which function substantially the same as stock options, will be included with stock options.
(2)	Mr. Fradella joined Home Solutions in July 2000.
(3)	Consists of an automobile allowance paid to Mr. Fradella.
(4)	Mr. White joined Home Solutions in January 2002
(5)

Ms. Harris joined Home Solutions in October 2000, resigned in January 2003, and served as a consultant to Home  Solutions until July 2003.  Home Solutions paid $60,000 in consulting fees to Ms. Harris in 2002.

Option Grants in 2002

            The following table provides details regarding stock options granted in 2002 to executive officers named in the Summary Compensation Table:

Name	Number of Securities Underlying Options Granted	% of Total options Granted to Employees in 2002	Exercise Price per Share	Expiration Date

R. Andrew White	150,000	26.5%	$1.25	02/01/2012
R. Andrew White	20,000	3.5%	$1.82	04/30/2012

Aggregated Option Exercises in 2002 and Year-End Option Values

            The following table details the December 31, 2002 year-end estimated value of unexercised stock options of each of the executive officers named in the Summary Compensation Table:

			Number of Securities Underlying Unexercised Options at Year-End:		Value of Unexercised In-the-Money Options at Year-End(1):

Name	Number of Shares Acquired on Exercise (#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank J. Fradella	0	0	750,000	--	$1,537,500	--

R. Andrew White	0	0	106,667	63,333	$193,533	$109,566

Kathleen L. Harris	0	0	75,000	0	$138,750	--

_______________

(1)    The estimated value of unexercised in-the-money stock options held at the end of 2002 assumes a per-share fair market value of $3.10 (the closing trading price of the Common Stock on December 31, 2002), and per-share exercise prices as follows: $.65 for 250,000 of Mr. Fradella's stock options, and $1.25 for his other 500,000 options; $1.25 for 100,000 of Mr. White's stock options, and $1.82 for his other 6,667 options; and $1.25 for Ms. Harris's 75,000 stock options.

Employment Agreements and Termination of Employment/Change-in-Control Arrangements

            The Company and Frank J. Fradella, in his new capacity as Chairman of the Board, entered into a consulting agreement as of March 15, 2003, which replaced his then-existing employment agreement.  The consulting agreement has a term of three years, and provides for a monthly fee of $10,000. In connection with the execution of his consulting agreement, the Company fully vested Mr. Fradella's 500,000 stock purchase rights and 250,000 stock options.

            The Company and R. Andrew White entered into a new employment agreement effective as of March 15, 2003, which replaced his then-existing employment agreement.  The employment agreement has a term of three years, and provides for an annual salary of $165,000 with a minimum bonus payment of $25,000 per year.  In the event that Mr. White is terminated by the Company for any reason, Mr. White would be entitled to receive the remainder of his salary, bonus and health benefits through the end of the three-year term of his employment agreement, and Mr. White's existing stock options (170,000), and new stock options granted in March 2003 under the 1998 Stock Plan to purchase 250,000 shares of Common Stock at $2.10 per share, (vested over a three-year period) would automatically become fully vested.

            1998 Stock Option Plan.  Recipients of stock options under the Company's 1998 Stock Option Plan must exercise all vested options within three months from the date of termination of the optionee's employment or cessation of service to the Company (or one year for options granted to outside directors), or such options are forfeited.  Outstanding stock options under the 1998 Stock Option Plan automatically vest in the event of a "change of control" (as defined in the 1998 Stock Option Plan), which includes any person or group acquiring 20% of the outstanding Common Stock.

            2001 Stock Plan. Under the Company's 2001 Stock Plan, Optionees have at least 30 days to exercise vested stock options following the cessation of service to the Company, and in the absence of a specified time in the individual option agreement, the period of time for exercising vested stock options will be three months following the optionee's cessation of services to the Company.  The Board may use its discretion in determining whether any outstanding stock options or stock purchase rights will vest on an accelerated basis following a "change of control" (as defined in the 2001 Stock Plan).  If an optionee's employment is terminated or his or her job duties are adversely changed within six months of such a change of control, however, all stock options held by such optionee would immediately vest on the date of termination.

 VII.  OTHER MATTERS

Certain Transactions

            The section immediately set forth above describes certain employment and other agreements the Company has entered into with Frank J. Fradella and R. Andrew White.

            In October 2002, in connection with the Company's purchase of the office building that serves as our corporate offices at 11850 Jones Road Houston, Texas, an affiliate of Mr. Tyrrell L Garth, a stockholder who holds greater than 5% of the Company's outstanding Common Stock, provided a $750,000 first-lien mortgage to the Company.  The Company also granted warrants to purchase an aggregate of 125,000 shares of our common stock for $1.50 per share in connection with this mortgage financing.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Home Solutions' directors and executive officers, and persons who own more than 10% of a registered class of Home Solutions' equity securities, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of Common Stock and other equity securities of Home Solutions. Such reporting persons are required to furnish the Company with copies of all Section 16(a) forms they file.

            Based on the Company's review of copies of such reports furnished to us, we believe that, during the 2002 fiscal year, all Section 16(a) filing requirements applicable to Home Solutions' executive officers, directors and greater than 10% beneficial owners were complied with except for (i) Mr. Leonard Feldman and Ms. Barbara Feldman were each one date late in filing their Form 5 for 2001, and (ii) Mr. R. Andrew White was approximately one month late in filing his initial Form 3 upon becoming an officer of the Company.

Expenses Relating to this Proxy Solicitation

            Home Solutions will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Home Solutions officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. Home Solutions also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Home Solutions stock and obtaining the proxies of those owners.

Stockholder Proposals for 2004 Annual Meeting

            To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at the Company's 2004 Annual Meeting must be in writing and received by the Company no later than December 24, 2003.

            The Board invites you to attend the Annual Meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the meeting.

By Order of the Board of Directors

/s/ R. Andrew White

R. Andrew White
Corporate Secretary

April 29, 2003

APPENDIX A - AUDIT COMMITTEE CHARTER (ADOPTED 3/28/03)

HOME SOLUTIONS OF AMERICA, INC.

(the "Company")

AUDIT COMMITTEE CHARTER

(this "Charter")

            1.     The composition of and qualifications of members of the Audit Committee are as follows:

(a)     There shall be a committee of the Board of Directors (the "Board") known as the Audit Committee (the "Committee"). The Committee shall be comprised entirely of independent directors, as defined by the American Stock Exchange Listing Standards, Policies and Requirements and the Sarbanes-Oxley Act of 2002, as amended and applicable, (the "AMEX Rules" and the "S-O Act", respectively), each of whom shall not be an affiliated person of the Company, or any subsidiary thereof, and shall be free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment of the Committee member.

(b)     The Board shall determine the number of members comprising the Committee, but in no event shall the Committee consist of less than three independent directors, except for so long as the Company is a small business filer (meaning that it files reports under Regulation S-B), the Committee may consist of a minimum of two members, a majority of which shall be independent. The Committee members may designate one member to serve as Chairman. The Board shall require Committee members to have accounting, financial or business expertise in accordance with applicable law and the AMEX Rules, as they may be amended from time to time. The Committee members shall be appointed by the Board and shall serve terms of such length as the Board may determine. Committee members shall serve at the pleasure of the full Board.

            2.     The purposes of the Committee are:

(a)     to oversee the Company's accounting, financial reporting and disclosure policies and practices, and to retain indirect oversight of its internal controls;

(b)     to oversee the quality and objectivity of the Company's financial statements and the independent audit thereof;

(c)     to appoint, oversee and terminate, as appropriate, independent auditors and to evaluate and approve the provision of services by registered public accounting firms;

(d)     to ascertain and monitor the independence and objectivity of the Company's independent auditors;

(e)     to establish and maintain procedures for the receipt and treatment of concerns and complaints regarding the Company's accounting and auditing matters; and

(f)      to act as a liaison between the Company's independent auditors and the Board.

The primary function of the Committee is the oversight of the Company's auditing process. It is the responsibility of management to maintain appropriate systems for accounting and the independent auditors' responsibility to plan and perform a proper audit. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee has the direct authority and responsibility to select, evaluate and, where appropriate, to replace the independent auditors, or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement.

            3.     As appropriate, the Committee shall periodically review the Committee's governance procedures and this Charter and shall recommend any appropriate changes to the Board.

            4.     To carry out its purposes, the Committee shall have the following duties and powers:

(a)     To be directly responsible for the appointment, compensation, termination and oversight of the work of any registered public accounting firm employed by the Company, including the resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. Each such auditor shall report directly to the audit committee.

(b)     To establish procedures for and determine pre-approvals and approvals for all audit and non-prohibited non-audit services as required by the S-O Act.

(c)     To assess and evaluate the independence of the auditors by (i) receiving and reviewing the specific formal written statement of the auditors delineating all relationships between the auditors and the Company, its officers, subsidiaries and affiliates and each non-audit service provided to the Company by the auditors consistent with Independence Standards Board Standard 1 ("ISBS No. 1"), as amended, and (ii) actively engaging in dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor, and (iii) taking or recommending that the full board of directors take, appropriate action to oversee the independence of the independent auditor.

(d)     To meet with the Company's independent auditors, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits, and the role of the Committee and its direct oversight of the independent auditors and audit process; (ii) to discuss critical accounting policies and practices and any alternative treatments; (iii) to discuss any matters of concern relating to the Company's financial statements, including any adjustments to such statements recommended by the independent auditors, or other results of said audit(s); (iv) to consider the independent auditors' comments with respect to the Company's financial policies, reporting procedures, internal accounting controls and management's responses thereto; (v) to review the form of opinion the independent auditors propose to render to the Board and stockholders; (vi) to discuss the matters required to be discussed by Statements on Auditing Standards No. 61 ("SAS 61") relating to the conduct of the audit; and (vii) to disclose and discuss any and all other material matters relating to accounting, audit and related disclosure matters;

(e)     To consider the effect upon the Company of any changes in accounting principles or practices proposed by management, the Board or any Committee of the Board, or the independent auditors;

(f)     To review with management and the independent auditors the financial statements to be contained in the Company's annual report to stockholders, prior to release of year-end earnings and the filing of such statements with the Commission;

(g)     To prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement. The report shall state that the Committee has reviewed and discussed the audited financial statements with management and whether the Committee recommends that such statements be included in the Company's annual report; discussed with the independent auditors their independence and the matters required to be discussed by SAS 61, as it may be modified or supplemented; and received from the independent auditors the written disclosures and letter required by ISBS No. 1, as it may be modified and supplemented, in addition to any and all required disclosures under the S-O Act, as applicable;

(h)     To meet with the independent auditors privately and without members of management present to discuss, among other things, the auditor's evaluation of the Company's accounting personnel, procedures and practices;

(i)     To require the independent auditors to submit to the Company, annually, a formal written statement of the fees billed for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year; and (ii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service;

(j)     To consider the effect of the independent auditors' provision of non-audit services, not otherwise prohibited under the S-O Act or applicable law, if any, to the Company on the independence of the independent auditors (it being understood that the audit committee will rely on the accuracy of the information provided by the independent auditors as to the services provided and the fees paid and will rely on the representations of management in connection with such consideration);

(k)     To establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or audit matters, and to advance the policy of the Company of encouraging full disclosure and timely treatment of any and all concerns relating to financial, accounting, audit and disclosure matters, and prohibiting any discrimination against persons raising such matters;

(l)      To directly oversee all related party transactions entered into by the Company;

(m)    To report its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary and appropriate; and

(n)     To review such other matters as may be appropriately delegated to the Committee by the Board.

            5.    The Committee shall meet at least quarterly, and at such other times and from time to time as it deems appropriate, and is empowered to hold special meetings as circumstances require.

            6.       The Committee shall meet as may be appropriate with the Chief Financial Officer of the Company and any other officers as circumstances may require.

            7.        The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain independent counsel and other experts or consultants at the expense of the Company.

            8.        In addition to the duties stated in this Charter, the Committee shall undertake such additional activities within the scope of its primary function as the Committee may from time to time determine or as may otherwise be required by law, the Company's Certificate of Incorporation or Bylaws, each as amended, or the Board.

            9.       The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceedings, whether civil, criminal, administrative or investigative, (including, without limitation, an action by or in the right of the Company) by reason of his or her acting as a member of the Committee against any liability or expense actually or reasonably incurred by such person; provided that the member acted in good faith and in a manner he or she reasonably believed to be lawful and in or not opposed to the best interests of the Company. This right to indemnity held by the members of the Committee is in addition to any other remedies afforded the members under the Company's Certificate of Incorporation or Bylaws.

            10.     The material in this Charter is not soliciting material, is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date this Charter is first included in the Company's annual proxy statement filed with the Commission and irrespective of any general incorporation language in such filing.

             11.       This Charter shall be construed in accordance with and governed by the laws of the State of Delaware.

            12.      This Charter may not be amended, modified or supplemented except by a writing signed and adopted by a majority of the then incumbent members of the Committee and approved by the Board.

                                                                                                                                               PROXY

HOME SOLUTIONS OF AMERICA, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

            The undersigned hereby appoints Frank J. Fradella and R. Andrew White as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Home Solutions of America, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's headquarters at 11850 Jones Road, Houston, Texas, on Tuesday, May 20, 2003 at 9:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:

1.         Election of the Board's nominees for Directors.

            Nominees:  Frank J. Fradella, Mark W. White, Michael S. Chadwick and Willard W. Kimbrell.

[ ] FOR all nominees listed above	[ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees

INSTRUCTION:  To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

____________________________________________________________________________________

2.           Approval of an amendment to the Company's 2001 Stock Plan that would increase the number of shares issuable under such plan by 1,000,000 shares.

[  ]        FOR                         [  ]           AGAINST                   [  ]        ABSTAIN

3.           Approval of an amendment to the Company's 1998 Stock Option Plan that would increase the number of shares issuable under such plan by 1,000,000 shares.

[  ]        FOR                         [  ]           AGAINST                   [  ]        ABSTAIN

4.           Ratification of the appointment of Corbin & Company, LLP as the Company's independent public accountants for 2003.

[  ]        FOR                         [  ]           AGAINST                   [  ]        ABSTAIN

5.            In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all the above provisions.

<  See reverse side for Signature Line >

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below and mail proxy to:

Home Solutions of America, Inc.
c/o R. Andrew White, President and CEO
11850 Jones Road
Houston, Texas 77070

When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer and indicate his or her title.  If a partnership, please sign in partnership name by authorized person.

Printed Name of Stockholder

Signature of Stockholder (or authorized
representative and title, if applicable)

Signature if held jointly

Dated: ______________________, 2003

[ ] Please check this box if you are planning to attend the 2003 Annual Meeting of Stockholders in person.